UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 13, 2004

ALION SCIENCE AND TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-89756	54-2061691
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

10 West 35th Street	1750 Tysons Boulevard
Chicago, IL 60616	Suite 1300
(312) 567-4000	McLean, VA 22102
(703) 918-4480

(Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices)

AMENDMENT NO. 2 TO FORM 8-K DATED FEBRUARY 13, 2004

Item 2.   Acquisition or Disposition of Assets

On March 5, 2004, Alion Science and Technology Corporation (Alion, the “Company”) filed a Current Report on Form 8-K/A (amending a Current Report previously filed on Form 8-K on February 13, 2004) to report the acquisition of 100% of the issued and outstanding stock of Identix Public Sector, Inc. (“IPS”) effective February 13, 2004. IPS was formerly a wholly-owned subsidiary of Identix Incorporated. The purchase price included $8 million in cash, assumption of intercompany accounts payable due from IPS to Identix Incorporated, and a $0.5 million earnout. The Company funded the acquisition with proceeds from its existing credit facility with LaSalle National Bank, N.A. The purchase price was determined based on arm’s length negotiations among the parties. The sole purpose of this amended Current Report on Form 8-K/A is to provide the financial statements and pro forma financial information of IPS, which were omitted from the Form 8-K/A filed on March 5, 2004 in reliance on Items 7(a)(4) and 7(b)(2) of Form 8-K.

Item 7.   Financial Statements, Pro Forma Financial Information, and Exhibits

Immediately prior to the purchase of IPS by Alion, and in accordance with the terms of the stock purchase agreement among the parties, IPS conveyed its two wholly-owned subsidiaries and all its cash on hand to Identix Incorporated. The financial information presented herein is for the carve-out business of IPS (“the Business”) and does not include the results of operations of the two subsidiaries previously conveyed to Identix, or any related intercompany balances.

(a)   Financial Statements of Business Acquired

The following financial statements of the carve-out business of IPS (the “Business”) omitted from the Current Report on Form 8-K dated March 5, 2004, in reliance on Item 7(a)(4) of Form 8-K are filed herewith:

          Financial Statements of Carve-out Business of Identix Public Sector, Inc.
          Report of Independent Registered Public Accounting Firm
          Balance Sheets
          Statements of Operations
          Statements of Business Net Worth
          Statements of Cash Flows
          Notes to Financial Statements

(b)   Pro Forma Financial Information

The following pro forma financial information omitted from the Current Report on Form 8-K dated March 5, 2004, in reliance on Item 7(b)(2) of Form 8-K is filed herewith:

          Unaudited Pro Forma Financial Statements of Alion:
          Pro Forma Balance Sheet as of December 31, 2003
          Pro Forma Statement of Operations for the year ended September 30, 2003
          Pro Forma Statement of Operations for the three months ended December 31, 2003

(c) Exhibits

2.1.	Stock Purchase Agreement by and among IPS, Identix Incorporated and the Company dated February 13, 2004. (1)

23.1	Consent of KPMG LLP

99.1	Press release of the Company dated February 13, 2004, announcing the acquisition of IPS. (2)

(1)	The Stock Purchase Agreement was previously furnished as an exhibit to Amendment No. 1 to the Company’s Current Report on Form 8-K which was filed on March 5, 2004.

(2)	The press release of the Company dated February 13, 2004 was previously furnished as an exhibit to the Company’s Current Report on Form 8-K filed on February 13, 2004.

CARVE-OUT BUSINESS OF IDENTIX PUBLIC SECTOR, INC.

Report of Independent Registered Public Accounting Firm

The Board of Directors
Alion Science and Technology Corporation:

We have audited the accompanying balance sheet of the Carve-out Business of Identix Public Sector, Inc. (the Business) as of June 30, 2003, and the related statements of operations, business net worth and cash flows for the year then ended. These financial statements are the responsibility of the Business’ management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in note 1 to the financial statements, the Carve-out Business of Identix Public Sector, Inc. was sold to Alion Science and Technology Corporation on February 13, 2004.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Carve-out Business of Identix Public Sector, Inc. as of June 30, 2003, and the results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

By:   /s/ KPMG LLP

Chicago, Illinois
August 6, 2004

CARVE-OUT BUSINESS OF IDENTIX PUBLIC SECTOR, INC.

Balance Sheets

June 30, 2003 and December 31, 2003 (unaudited)

(In thousands)

		December 31,
	June 30,	2003
	2003	(unaudited)
Assets
Cash and cash equivalents	$1,264	$234
Trade accounts receivable, less allowance of $267 and $243 at June 30, 2003 and December 31, 2003, respectively	12,068	12,637
Prepaid expenses	370	254
Other assets	352	574

Total current assets	14,054	13,699
Property and equipment, net	1,587	1,363
Other assets	76	—

Total assets	$15,717	$15,062

Liabilities and Business Net Worth
Current liabilities:
Accounts payable	$3,006	$1,036
Accrued expenses	2,510	3,162
Accrued compensation and benefits	737	733
Deferred revenue	323	200
Lease obligations in excess of sublease rentals, current portion	699	531

Total current liabilities	7,275	5,662
Lease obligations in excess of sublease rentals, less current portion	2,011	1,736
Deferred facilities rent	561	650
Other	46	40

Total long-term liabilities	2,618	2,426
Business net worth	5,824	6,974

Total liabilities and Business net worth	$15,717	$15,062

See accompanying notes to financial statements.

CARVE-OUT BUSINESS OF IDENTIX PUBLIC SECTOR, INC.

Statements of Operations

For the Year ended June 30, 2003 and
for the six-months ended December 31, 2003 and 2002 (unaudited)

(In thousands)

	Year ended	Six-months ended
	June 30,	December 31,
	2003	2003	2002
		(unaudited)
Contract revenue	$39,602	$16,697	$20,683
Direct contract expense	31,202	12,866	16,336

Gross profit	8,400	3,831	4,347

Operating expenses:
Indirect contract expense	2,318	974	1,433
General and administrative	2,699	1,536	1,712
Restructuring charges (recovery)	(182)	—	(182)
Bad debt expense (recovery)	340	(26)	64
Rental and occupancy expense	3,105	1,266	1,427
Loss on sublease of facility	4,050	6	4,059

Total operating expenses	12,330	3,756	8,513

Operating income (loss)	(3,930)	75	(4,166)
Other income:
Interest income	127	47	66

Net income (loss)	$(3,803)	$122	$(4,100)

See accompanying notes to financial statements.

CARVE-OUT BUSINESS OF IDENTIX PUBLIC SECTOR, INC.

Statements of Business Net Worth

For the Year ended June 30, 2003 and
for the six-months ended December 31, 2003 and 2002 (unaudited)

(In thousands)

Business Net
Worth
Balance at June 30, 2002	$7,860
Net loss (unaudited)	(4,100)
Net contributions from Parent (unaudited)	1,169

Balance at December 31, 2002 (unaudited)	$4,929

Balance at June 30, 2002	$7,860
Net loss	(3,803)
Net contributions from Parent	1,767

Balance at June 30, 2003	5,824
Net income (unaudited)	122
Net contributions from Parent (unaudited)	1,028

Balance at December 31, 2003 (unaudited)	$6,974

See accompanying notes to financial statements.

CARVE-OUT BUSINESS OF IDENTIX PUBLIC SECTOR, INC.

Statements of Cash Flows

For the Year ended June 30, 2003 and
for the six-months ended December 31, 2003 and 2002 (unaudited)

(In thousands)

		Six-month ended
	Year ended June 30,	December 31,
	2003	2003	2002
		(unaudited)
Cash flows from operating activities:
Net income (loss)	$(3,803)	$122	$(4,100)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	525	238	280
Bad debt expense	340	(26)	(26)
Loss on sublease of facility	2,710	(443)	3,305
Loss on disposal of fixed assets	—	10	—
Adjustment for restructuring capital assets	237	—	—
Changes in assets and liabilities:
Increase in trade accounts receivable	(360)	(543)	(1,344)
Decrease (increase) in prepaid expenses	(320)	116	(219)
Increase in other assets	(322)	(147)	(22)
Increase (decrease) in accounts payable	(521)	(1,969)	1,265
Increase (decrease)in accrued expenses	441	652	(61)
Decrease in accrued compensation and benefits	(788)	(4)	(590)
Increase in deferred facilities rent	256	89	131
Increase (decrease) in deferred revenue	323	(123)	—
Increase (decrease) in other	46	(6)	8

Net cash used in operating activities	(1,236)	(2,034)	(1,373)

Net cash used in investing activities:
Capital expenditures	(13)	(24)	(12)
Cash provided by financing activities:
Contributions from Parent	1,767	1,028	1,169

Net increase (decrease) in cash and cash equivalents	518	(1,030)	(216)
Cash and cash equivalents, beginning of period	746	1,264	746

Cash and cash equivalents, end of period	$1,264	$234	$530

See accompanying notes to financial statements.

CARVE-OUT BUSINESS OF IDENTIX PUBLIC SECTOR, INC.
Notes to Financial Statements

June 30, 2003

(1)    Description of Business and Basis of Presentation

The accompanying carve-out financial statements include the accounts of the carve-out Business of Identix Public Sector, Inc. (the Business). The Business was a wholly-owned subsidiary of Identix, Inc. (Identix or Parent). The Business provides information technology, engineering, and facilities engineering services to private and public sector clients.

Effective February 13, 2004, all of the issued and outstanding stock of Identix Public, Inc. (IPS) was sold to Alion Science and Technology Corporation (Alion) pursuant to a Stock Purchase Agreement (Agreement). In accordance with the Agreement, certain assets and liabilities related to the IPS’s wholly-owned subsidiary, Legislative Demographic Services, Inc. (LDS) were excluded from the business sold to Alion and were conveyed by IPS to Identix.

The accompanying carve-out financial statements present the operations, assets, and liabilities that were sold to Alion pursuant to the Agreement and do not include any other adjustments or allocations of purchase price that may be required by the terms of the Agreement, or that may be necessary under accounting principles generally accepted in the United States of America subsequent to the date of acquisition.

Certain expenses have been allocated to the Business based on specific identification. When specific identification was not practicable, the allocation of expenses to the Business included in the accompanying carve-out financial statements was done on a basis that in the opinion of management is reasonable. Specifically, as described in note 2 of these notes to financial statements, Identix allocated a management fee to the Business. However, such allocated expenses are not necessarily indicative of expenses which might have been incurred had the Business been operating as a stand-alone entity. Had the Business operated as a stand-alone entity during the year ended June 30, 2003, its results could have differed significantly from those presented herein.

(2)    Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities, revenues and expenses and disclosures of contingent assets and liabilities at the date of and for the period covered by the financial statements. Actual results could differ from those estimates.

(Continued)

Cash Equivalents

Cash equivalents of approximately $1.2 million at June 30, 2003 consist of funds held in a money market account. For purposes of the statement of cash flows, the Business considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The fair values of financial instruments are determined based on quoted market prices and market interest rates as of the end of the reporting period. The Company’s financial instruments include cash equivalents, accounts and other receivables, accounts payable, and accrued expenses. The fair values of the Company’s financial instruments were not materially different from their carrying or contract values at June 30, 2003.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization for financial reporting purposes is provided on a straight-line basis over the estimated useful lives of the respective classes of property and equipment. Useful lives range from 2 to 10 years. Leasehold improvements are amortized on the straight-line basis over the shorter of the assets’ estimated useful lives or the life of the lease. Repair and maintenance costs are expensed as incurred. Depreciation and amortization expense was $0.5 million for the year ended June 30, 2003.

Revenue Recognition

The Business’s revenue results from contract research and other services under a variety of contracts, some of which provide for reimbursement of cost plus fees and others of which are fixed-price or time-and-material type contracts. The Business generally recognizes revenue when a contract has been executed, the contract price is fixed or determinable, delivery of the services or products has occurred and collectibility of the contract price is considered probable.

Revenue on cost-plus contracts is recognized as costs are incurred and includes a proportionate share of the fees earned.

The percentage-of-completion method is used to recognize revenue on fixed-price contracts, generally based on costs incurred in relation to total estimated costs. From time to time, facts develop that require the Business to revise its estimated total costs or revenues expected. The cumulative effect of revised estimates is recorded in the period in which the facts requiring revisions become known. The full amount of an anticipated loss on any type of contract is recognized in the period in which it becomes known.

Under time-and-material contracts, labor and related costs are reimbursed at negotiated, fixed hourly rates. Revenue on time-and-material contracts is recognized at contractually billable rates as labor hours and direct expenses are incurred.

(Continued)

Contracts with agencies of the federal government are subject to periodic funding by the contracting agency concerned. Funding for a contract may be provided in full at inception of the contract or ratably throughout the term of the contract as the services are provided. If funding is not assessed as probable, revenue recognition is deferred until realization is probable.

Contract costs on U.S. Government contracts, including indirect costs, are subject to audit by the federal government and adjustment pursuant to negotiations between the Business and government representatives. All of the Business’s federal contract indirect costs have been audited and agreed upon through fiscal year 2000. Contract revenue on U.S. Government contracts has been recorded in amounts that are expected to be realized upon final settlement.

The Business recognizes revenue on unpriced change orders as expenses are incurred, only to the extent that the Business expects it is probable that such costs will be recovered. The Business recognizes revenue in excess of costs on unpriced change orders only when management can also reliably estimate the amount of excess revenue and experience provides a sufficient basis for recognition. The Business recognizes revenue on claims as expenses are incurred only to the extent that the Business expects it is probable that such costs will be recovered and the amount of recovery can be reliably estimated.

The Business resells software products and maintenance services provided by Identix and other third-party vendors. Revenue for these arrangements is recognized on a gross basis in accordance with the concepts of Emerging Issues Task Force (EITF) No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent. The Business recognized $3.6 million in sales during the year ended June 30, 2003 from reselling these products. The Business typically provides a one-year warranty on product resales.

Costs and Estimated Earnings in Excess of Billings

Costs and estimated earnings in excess of billings on uncompleted contracts represent accumulated project expenses and fees which have not been invoiced to customers as of the date of the balance sheet. These amounts, which are included in accounts receivable, are stated at estimated realizable value and aggregated $7.4 million at June 30, 2003. Costs and estimated earnings in excess of billings on uncompleted contracts at June 30, 2003 include $0.1 million related to costs incurred on projects for which the Business had been requested by the customer to begin work under a new contract or extend work under an existing contract, but for which formal contracts or contract modifications had not been executed.

Allocations

The accompanying financial statements reflect allocations to the Business from Identix. The Parent provided various operational services to the Business including technology support, accounting services, and human resource services. Certain costs were allocated to the Business based on a specific management fee of $1.0 million determined to be reasonable by Identix management. In the

(Continued)

opinion of management of the Business, the allocations of costs were made on a reasonable basis. However, these allocated expenses are not necessarily indicative of the amounts that might have been incurred on a stand-alone basis. The amounts that would have been or will be incurred on a stand-alone basis could differ from the amounts allocated due to economies of scale, differences in management judgment, a requirement for more or fewer employees, or other factors. In addition, future results of operations, financial position, and cash flows could differ materially from the historical results presented herein.

The amount represented by the caption “contributions from Parent” in the Business’s statement of cash flows represents the net effect of all cash transactions between the Business and the Parent. Although the Parent incurred interest expense on debt outstanding during the periods presented, no interest expense has been allocated to the Business in the accompanying statement of operations, nor has interest expense been charged to the Business related to its balance due the Parent. This balance represents internal financing extended to the Business by the Parent to support the Business’s operations. The average balance due the Parent was approximately $3.1 million during the year ended June 30, 2003. This amount only includes Identix intercompany receivables, Identix intercompany payables, other Identix non-cash items, and notes payable due Identix. It excludes intercompany receivables from LDS and the LDS line of credit loan.

Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Business’s best estimate of the amount of probable losses for existing billed and unbilled accounts receivable. The Business determines the allowance using specific identification and historical write-off experience based on the age of outstanding invoices. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Business does not have any off-balance-sheet credit exposure related to its customers.

Unaudited Interim Information

The accompanying financial information as of December 31, 2003 and for the six-month periods ended December 31, 2003 and 2002 has been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements reflect all adjustments, consisting of normal recurring accruals which are, in the opinion of management, necessary to fairly present such information in accordance with accounting principles generally accepted in the United States of America.

(Continued)

(3)    Property and Equipment

Property and equipment consist of the following at June 30, 2003 (in thousands):

Furniture	$261
Equipment	365
Software and hardware	1,473
Leasehold improvements	1,346

3,445
Less accumulated depreciation and amortization	(1,858)

$1,587

(4)    Income Taxes

No provision or benefit for income taxes has been reflected in the accompanying carve-out financial statements due to the fact that the results of the Business were included in the consolidated tax returns of Identix. Further, as the consolidated group was in a net loss position for the last several years, full valuation allowances were provided against net deferred income tax assets and no significant income tax provisions or benefits have been recorded in recent years.

Under the terms of the transaction, no income tax-related assets or liabilities will be acquired or assumed by Alion and, accordingly, no income tax-related assets or liabilities are reflected in the accompanying carve-out balance sheet.

(5)    Business Net Worth

As described in Note 1 of these notes to financial statements, the Business is a wholly-owned subsidiary of Identix. The Business Net Worth as of June 30, 2003 represents Identix’s investment in the Business. In addition, Identix has advanced funds to the Business to fund to day-to-day business activities. The amounts advanced to the Business and amounts due Identix for allocations of Identix expenses to the Business are reflected in Business Net Worth in the accompanying balance sheet. Amounts due Identix of $5.4 million are included in Business Net Worth at June 30, 2003. This amount includes Identix intercompany receivables, Identix intercompany payables, other Identix non-cash items, and notes payable due Identix. It excludes intercompany receivables from LDS and the LDS line of credit loan.

Certain employees of the Business participated in Identix’s employee stock option plan. Identix accounts for its stock options under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees. No compensation expense related to the issuance of stock options has been recognized by the Business, as all options granted by Identix to the Business’ employees were issued at the then fair market value of Identix’s common stock.

(Continued)

(6)    Segment Information and Customer Concentration

The Business operates in one segment, delivering a broad array of information technology security services, complex program management and engineering services, and facilities engineering services under contracts with the federal government, state and local governments, and commercial customers.

Contract receivables from agencies of the federal government represented approximately $2.9 million, or 54%, of billed accounts receivable at June 30, 2003. The Business’s three largest customers aggregated approximately 61% of total billed receivables at June 30, 2003. Contract revenues from agencies of the federal government represented approximately 76% of total contract revenues during the year ended June 30, 2003.

(7)    Commitments and Contingencies

The Business leases certain properties under non-cancelable operating leases, some of which have renewal options and escalating rent payments, which are recognized on a straight-line basis over the lives of the respective leases. The Business’s non-cancelable operating leases in effect at June 30, 2003 expire at various dates through fiscal year 2012. Future minimum lease payments under non-cancelable operating leases at June 30, 2003, are as follows:

Fiscal year ending June 30, 2003 (in thousands):
2004	$3,534
2005	3,616
2006	3,128
2007	3,214
2008	2,125
Thereafter	6,617

Total lease obligations	22,234
Less amounts receivable under non-cancellable subleases	(2,909)

Total net lease obligations	$19,325

Rent expense under operating leases was $2.9 million for the year ended June 30, 2003.

During the year ended June 30, 2003, the Business recorded an expense of $4.1 million related to a facility. The expense included $3.5 million of accruals for lease obligations in excess of estimated sublease income, executory costs of $0.2 million, costs related to a tenant allowance of $0.2 million, and the $0.2 million net book value of leasehold improvements at the facility. The accruals for lease obligations in excess of estimated sublease income are being amortized over the remaining lease terms.

(Continued)

(8)    Employee Benefits

Employee Stock Purchase Plan

On October 30, 1998, Identix adopted an employee stock purchase plan (ESPP), through which qualified employees of the Business could participate in stock ownership of Identix. The cost of each share purchased was 85% of the lower of the closing prices for common stock on: (i) the first trading day in the enrollment period in which the purchase was made, and (ii) June 30 and December 31 purchase dates. Pursuant to the ESPP, 127,170 shares were issued (including 21,713 shares issued to employees of the Business) at a weighted average price of $4.39 per share during fiscal 2003. At June 30, 2003, the ESPP was depleted of shares of common stock for issuance thereunder, and Identix has no plans to authorize or seek shareholder authorization for additional shares of common stock for issuance under the ESPP.

Defined Contribution Plan

Identix has a retirement savings plan pursuant to Section 401(k) of the Internal Revenue Code (the Code), that permits eligible employees of the Business to contribute a portion of their earnings, not to exceed annual amounts allowable under the Code. Employees may elect to have their contributions and plan account balances invested in shares of Identix’s common stock. In addition, Identix may also make contributions at the discretion of its Board of Directors. For the year ended June 30, 2003, Identix provided for matching contributions totaling $0.3 million. The Business’s expense for the defined contribution plan was $0.13 million for the year ended June 30, 2003.

Employee Stock Ownership Plan

The IPS Employee Stock Ownership Plan (ESOP) enables eligible employees of the Business to share in the growth of Identix through the acquisition of common stock. The ESOP provides for Identix, at its discretion, to make contributions of up to 10% of each participant’s base salary. The amount of compensation expense related to the ESOP is based upon the cash contributions to the ESOP made by the Business. The Business’s expense for the ESOP was $0.036 million for the year ended June 30, 2003. A total of 0.2 million allocated shares of Identix’s common stock were held by the ESOP at June 30, 2003.

(9)    Restructuring

During fiscal year 2001, the Business recorded a restructuring charge related to the closure of its Virginia Beach-based Law Enforcement Solutions Division (LESD). During fiscal year 2003, the Business recorded income of $0.18 million through the reversal of the accrual related to the closure of LESD, as the actual costs to dispose of the division were less than estimated.

(10)   Subsequent Event

As described in Note 1 of these notes to financial statements, on February 13, 2004, Identix and Alion entered into the Agreement in which Identix sold Alion 100% of the outstanding stock of IPS for $8.0 million in cash plus $2.2 million of assumed liabilities.

(Continued)

ALION SCIENCE AND TECHNOLOGY CORPORATION

Pro Forma Information

On March 5, 2004, Alion Science and Technology Corporation (Alion, the “Company”) acquired 100% of the issued and outstanding stock of Identix Public Sector, Inc. (the Business) effective February 13, 2004 pursuant to a Stock Purchase Agreement (the Agreement). In accordance with the Agreement, certain assets and liabilities related to the Business’s wholly-owned subsidiary, Legislative Demographic Services, Inc., were excluded from the business sold to Alion and retained by Identix, Inc. The purchase price included $8 million in cash, assumption of intercompany accounts payable due from the Business to Identix, Inc., and a $0.5 million earnout. The acquisition was accounted for using the purchase method.

The Company has allocated the purchase price of the Business to the estimated fair values of the assets acquired and liabilities assumed in the purchase. The purchase price is preliminary and has been allocated as follows (in thousands):

Net cash acquired	$1
Trade accounts receivable	10,452
Property and equipment	1,237
Other assets	1,139
Intangible assets	7,239
Lease obligations	(3,799)
Accounts payable and other assumed liabilities	(7,769)

$8,500

The accompanying unaudited pro forma balance sheet has been presented assuming the acquisition of the Business occurred on December 31, 2003. The accompanying unaudited pro forma statements of operations present the results of operations for the year ended September 30, 2003, and the three months ended December 31, 2003, assuming the acquisition of the Business occurred on October 1, 2002. The Company believes that the assumptions used in the preparation of this unaudited pro forma information provide a reasonable basis for presenting the significant effects directly attributable to the transaction discussed above. These amounts are based upon certain assumptions and estimates and do not necessarily represent results that would have occurred if the acquisition had taken place on the basis assumed above, nor are they indicative of the results of future combined operations. The Company has allocated $1.3 million of the purchase price to purchased contracts, an intangible asset subject to amortization over its estimated useful life of 3 years. Accordingly, the Company has included the related amortization expense in the pro forma financial statements presented herein.

(Continued)

ALION SCIENCE AND TECHNOLOGY CORPORATION
Pro Forma Consolidated Balance Sheet as of December 31, 2003
(In thousands) Unaudited

			Pro Forma		Pro Forma
	Alion	IPS	Adjustments	Notes	Consolidated
Assets
Cash and cash equivalents	$606	$234	$(234)	A	$606
			$8,500	B
			$(8,500)	B
Accounts receivable — net	46,282	12,637			58,919
Prepaid expense	1,902	254			2,156
Other current assets	2,942	574			3,516

Total current assets	51,732	13,699	(234)		65,197
Fixed assets — net	8,785	1,363			10,148
Intangible assets — net	20,256	—	1,387	B	21,643
Goodwill	74,893	—	1,110	B	76,003
Other	97	—			97

Total assets	$155,763	$15,062	$2,263		$173,088

Liabilities and Shareholder’s Equity, subject to redemption
Current liabilities
Note payable to bank	$8,300		$8,500		$16,800
Current portion of senior note payable	5,000				5,000
Acquisition obligations	8,584				8,584
Trade accounts payable and accrued liabilities	15,260	4,198			19,458
Accrued payroll	11,065	733			11,798
ESOP liability	1,181	—			1,181
Lease obligations in excess of sublease rentals — current portion	—	531	173	B, C	704
Billings in excess of costs and estimated earnings on uncompleted contracts	475	200			675

Total current liabilities	49,865	5,662	8,673		64,200
Long-term debt	466	—			466
Senior note payable, excluding current portion	21,759	—			21,759
Mezzanine note payable	17,112	—			17,112
Subordinated note payable	33,619	—			33,619
Agreement with officer	748				748
Accrued post-retirement benefit obligation	3,364	—			3,364
Deferred rent	501	650	(650)	B, C	501
Lease obligations in excess of sublease rentals — less current portion	—	1,736	1,214	B, C	2,950
Other	—	40			40
Redeemable common stock warrants	15,454				15,454

Total liabilities	142,888	8,088	9,237		160,213
Shareholder’s equity Common stock	29				29
Additional paid-in capital	30,579				30,579
Treasury stock, at cost	(736)				(736)
Business net worth	—	6,974	(6,974)	B	—
Accumulated deficit	(16,997)				(16,997)

Total shareholder’s equity	12,875	6,974	(6,974)		12,875

Total liabilities and shareholder’s equity, subject to redemption	$155,763	$15,062	$2,263		$173,088

(Continued)

ALION SCIENCE AND TECHNOLOGY CORPORATION
Pro Forma Consolidated Statement of Operations
Year Ended September 30, 2003
(In thousands, except share information)
(Unaudited)

			Pro forma		Pro forma
	Alion	IPS	Adjustments	Notes	Consolidated
Contract revenue	$165,917	$39,602			$205,519
Direct contract expenses	120,559	31,202			151,761

Gross profit	45,358	8,400	—		53,758

Operating expenses:
Indirect contract expense	8,685	2,318			11,003
Research and development	177	—			177
General and administrative	19,959	2,699	(1,000)	D	21,658
Restructuring charge recovery	—	(182)			(182)
Nonrecurring transaction expense	726	—			726
Rental and occupancy expense	6,892	3,105			9,997
Loss on sublease of facility	—	4,050	180	E	4,230
Depreciation and amortization	9,553	—	426	F	9,979
Bad debt expense (recovery)	(525)	340			(185)

Total operating expenses	45,467	12,330	(394)		57,403

Operating loss	(109)	(3,930)	394		(3,645)
Other income (expense):
Interest income	21	127	(127)	G	21
Interest expense	(11,759)	—	(510)	H	(12,269)
Other	(769)	—	—		(769)

Loss before income taxes	(12,616)	(3,803)	(243)		(16,662)
Income tax expense	—	—	—		—

Net loss	$(12,616)	$(3,803)	$(243)		$(16,662)

Basic and diluted loss per share	$(6.05)

Basic and diluted weighted average common shares outstanding	2,085,274				2,085,274

Pro forma basic and diluted loss per share					$(7.99)

(Continued)

ALION SCIENCE AND TECHNOLOGY CORPORATION
Pro Forma Consolidated Statement of Operations
Quarter Ended December 31, 2003
(In thousands, except share information)
(Unaudited)

			Pro forma		Pro forma
	Alion	IPS	Adjustments	Notes	Consolidated
Contract revenue	$58,591	$7,881			$66,472
Direct contract expenses	42,113	6,104			48,217

Gross profit	16,478	1,777	—		18,255

Operating expenses:
Indirect contract expense	3,989	310			4,299
Research and development	74	—			74
General and administrative	7,385	749	(166)	D	7,968
Rental and occupancy expense	2,513	833	45	E	3,391
Depreciation and amortization	3,104		115	F	3,219
Bad debt expense	42	(13)	29

Total operating expenses	17,107	1,879	(6)		18,980

Operating loss	(629)	(102)	6		(725)
Other income (expense):
Interest income	2	23	(23)	G	2
Interest expense	(3,236)	—	(130)	H	(3,366)
Other	(429)	—	—		(429)

Loss before income taxes	(4,292)	(79)	(147)		(4,518)
Income tax expense	—	—	—		—

Net loss	$(4,292)	$(79)	$(147)		$(4,518)

Basic and diluted loss per share	$(1.45)

Basic and diluted weighted average common shares outstanding	2,966,743				2,966,743

Pro forma basic and diluted loss per share					$(1.52)

(Continued)

ALION SCIENCE AND TECHNOLOGY CORPORATION

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Notes to Pro Forma Consolidated Balance Sheet

A.	Pro forma adjustment to reflect cash distributed by the Business to Identix Incorporated.

B.	Pro forma adjustment to give effect to the cash purchase of the Business for $8.5 million provided by existing credit facilities, as if the acquisition had occurred on December 31, 2003. The excess of the purchase price over the fair value of the assets acquired and the liabilities assumed will result in the recognition by the Company of intangible assets and goodwill. In accordance with Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets”, goodwill will not be amortized, but will be subject to annual impairment testing.

C.	Pro forma adjustments to reflect the assumption of lease obligations above fair market value and elimination of deferred rent.

Notes to Pro Forma Consolidated Statements of Operations

D.	Pro forma adjustment to reflect elimination of management expense allocations to the Business from Identix Incorporated.

E.	Pro forma adjustment to reflect increased occupancy costs related to the fair value adjustment for leased office space.

F.	Pro forma adjustment to reflect amortization of acquired intangibles.

G.	Pro forma adjustment to reflect elimination of interest income from inter-company loans by the Business to its former subsidiaries.

H.	Pro forma adjustment to reflect the Company’s interest expense associated with having borrowed $8.5 million to fund acquisition of the Business.

(Continued)

Exhibits

2.1	Stock Purchase Agreement by and among IPS, Identix Incorporated and the Company dated February 13, 2004. (1)

23.1	Consent of KPMG LLP

99.1	Press release of the Company dated February 13, 2004, announcing the acquisition of IPS. (2)

(1)	The Stock Purchase Agreement was previously furnished as an exhibit to Amendment No. 1 to the Company’s Current Report on Form 8-K which was filed on March 5, 2004.

(2)	The press release of the Company dated February 13, 2004 was previously furnished as an exhibit to the Company’s Current Report on Form 8-K filed on February 13, 2004.

(Continued)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2004

ALION SCIENCE AND TECHNOLOGY CORPORATION
By:	/s/ John M. Hughes
	Name:	John M. Hughes
	Title:	Chief Financial Officer

(Continued)